Ex99-9

                                                      BY-LAWS

                                                        OF

                                                HORIZON POWER, INC.

                                                     ARTICLE I

                                             Meetings of Shareholders

                  Section 1.        Annual Meeting.  The  annual  meeting  of the  shareholders  shall be held each year at a time and place to be designated by the President of the Corporation.

                  Section 2.        Special Meetings.  Special  Meetings  of  shareholders  may be called at any time by a majority of the  Directors,  the  President of the  Corporation  or the holders of not less than 25 percent of all of the shares entitled to vote at a meeting.

                  Section 3.        Notice.   The  Secretary  shall give written  notice,  personally  or by mail,  to all  shareholders  of record of the holding of any  regular or special  meeting of  shareholders.  Notice shall be given  personally  or by first class mail not fewer than ten nor more than fifty days prior to the date of the meeting or by  third-class  mail not fewer than  twenty-four  nor more than fifty days prior to the date of the meeting.  No notice  shall be  required  in the case of any  shareholder  who waives the same in writing or attends the meeting  without  protesting  prior to its  conclusion  the lack of notice.  Notice of a special  meeting shall state the purpose for which the meeting is called.

                  Section 4.        Quorum and Vote.  The  presence  in  person  or  by  proxy  of  holders  of  the majority of outstanding  stock  entitled to vote shall be necessary to constitute a quorum.  The  affirmative  vote of a  majority  of the votes  cast at a meeting  shall be the act of the  shareholders,  provided  that a quorum is present at such  meeting  and that the vote of a greater or lesser  number of shares is not  required  by law or by the certificate of incorporation.

                  Section 5.        Adjourned Meetings.    In case a quorum  shall  not be  present  at
any duly called  meeting,  the majority of those  present may adjourn the meeting  from time to time not  exceeding thirty days at any one time until a quorum  shall be present and the business of the meeting  accomplished;  and of such adjourned meeting, no notice need be given except as required by law.

                  Section 6.        Written Consent of Shareholders.   Whenever   shareholders   are   required  or
permitted  to take any action by vote,  such  action may be taken  without a meeting  on written  consent,  setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                                    ARTICLE II

                                                     Directors

                  Section 1.   Number.  The number of Directors of the  Corporation  shall be such number,  but not less than three,  as is fixed from time to time by the Board of  Directors  by vote of a majority of the entire
Board,  except that when there are fewer than three  shareholders,  the number of Directors may be less than three, but not less than the  number  of  shareholders.  The  "entire  Board"  means the  total  number of  Directors  the
Corporation  would have if there were no vacancies.  Until further action by the Board of Directors,  the number of
Directors shall be three.

                  Section 2.    Election.    The  Directors  shall be  chosen at the  annual  shareholders'
meeting by a plurality of the votes cast, and each of such  Directors  shall serve until the next annual meeting of shareholders  and until such  Director's  successor has been elected and  qualified.  Any vacancy  occurring in the
Board of  Directors by reason of death,  resignation,  removal  (with or without  cause) or  disqualification  of a
Director or  increase in the number of  Directors,  or for any other  reason,  shall be filled by a majority of the
Directors  remaining;  and such Director shall serve until the next annual meeting of  shareholders  and until such
Director's  successor  is  elected.  A  Director  need not be a  shareholder.  The  Directors  may elect from their number a Chairman.

                  Section 3.     Quorum.   A majority  of the entire  Board of  Directors  shall be  necessary  to constitute  a quorum  unless  the number of  Directors  in office is less than a quorum,  in which  event any newly created directorship and any vacancy may be filled by the affirmative vote of one of the Directors then in office.

                  Section 4.    Meetings.    Meetings  of the  Board  of  Directors  will be held  upon the call of and at such times and places as are  designated by the President or the  Secretary;  and such call shall be issued  whenever  requested  in writing by any two  Directors.  Meetings may be held outside the State of New York.
Notice of each  meeting  shall be by telegram or by any written  communication,  but no notice shall be required in the case of any  Director  who waives the same or attends the meeting.  If such notice is served  personally  or by telegram,  it must be so served not less than two days prior to the meeting;  and, if mailed, it must be mailed not less than five days prior to the meeting.

                                    Any  one  or  more  members  of  the  Board,  or  any  committee  thereof,  may participate  in a meeting of such Board or committee by means of a conference  telephone or similar  communications equipment  allowing  all persons  participating  in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

                  Section 5.        Written Consent of Directors.   Any action  required  or  permitted
to be taken by the Board of Directors or any  committee  thereof,  may be taken without a meeting if all members of the Board or of the committee  consent in writing to the adoption of the  resolution  authorizing  the action.  The resolution  and the  written  consent  thereto  by the  members of the Board or  committee  shall be filed with the minutes of the proceeding of the Board or committee.

                  Section 6.        Removal of Directors.    Any   Director   may  be  removed   with  or
without cause at any time by the vote of  shareholders  holding a majority of shares  entitled to vote thereon at a meeting of shareholders.

                  Section 7.        Committees of the Board.  The Board of Directors,  by  resolution  adopted by a majority of the entire Board,  may designate  from among its members an executive  committee and other  committees, each  consisting of three or more Directors and each of which,  to the extent  provided in such  resolution and not prohibited by law, shall have the authority of the Board.  Each such  committee  shall serve at the pleasure of the
Board.  The necessary  notice of meetings of each such  committee,  and procedure  thereat,  shall be in accordance with the resolution appointing the same or, if not so provided, as determined by each such committee itself.

                                                    ARTICLE III

                                               Procedure at Meetings

                  The order of  business  and all other  matters of  procedure  at any meeting of  shareholders  or
Directors,  unless  determined at the meeting itself by majority vote, shall be determined by the person presiding, who shall be the  President  or, in his  absence,  such other  officer or Director as shall be chosen by a majority vote at such meeting.

                                                    ARTICLE IV

                                                     Officers

                  Section 1.        Election.  The  Corporation  shall  have  such  officers  as the Board of
Directors may elect, which may include a President, Vice President,  Secretary,  Treasurer, and such other officers as the Board of Directors  shall deem  appropriate.  Such officers shall serve at the pleasure of the Directors and shall receive compensation to be determined by the Board.

                  Section 2.        President.   The  President  shall be the chief  executive  officer  of the
Corporation.  The  President  shall  have  supervision  and  control  of  the  management  of the  business  of the
Corporation,  shall  have  authority  to fix  compensation  of all  employees  of the  Corporation  other  than the officers,  shall be  generally in charge of all the affairs of the  Corporation,  and shall see that all orders and resolutions of the Board are carried into effect.

                  Section 3.        Vice President.  The Vice  President or, if more than one, the Vice  Presidents in the order  determined by the Board,  in the absence or incapacity of the President,  shall perform the duties of that officer; and shall perform such duties as the Board and the President may from time to time prescribe.

                  Section 4.        Secretary.    The  Secretary  shall  have  custody  of  the  minutes  of the
Corporation,  have charge of the certificate book and shall perform the other duties  customarily  performed by the
Secretary of a corporation.

                  Section 5.        Treasurer.    The  Treasurer  shall  maintain the  financial  records of the
Corporation and perform the other duties customarily performed by the Treasurer of a corporation.

                                                     ARTICLE V

                                     Indemnification of Directors and Officers

                  Section 1.        Indemnification.  The  Corporation  shall  indemnify to the broadest and maximum extent  permitted by the New York Business  Corporation Law, as the same exists on the date of the adoption of this
Article or to the greater  extent  permitted by any amendment of that Law (the intent being to provide the greatest of those  indemnification  rights  permitted  by that Law at any time from the time of the act or omission  through the final  disposition  of the  action)  any person  ("Indemnitee")  made or  threatened  to be made a party to any action or proceeding,  whether civil, criminal,  administrative or investigative,  including an action by or in the right of any other  corporation,  partnership,  joint venture,  trust,  employee  benefit plan or other  enterprise which any  Director or officer of the  Corporation  served in an capacity  at the  request of the  Corporation,  by reason of the fact that such person is or was a Director or officer of the  Corporation  or is or was serving  such other  enterprise  at the  request of the  Corporation;  provided,  however,  that the  Corporation  shall  provide indemnification  in connection  with any such action or proceeding  initiated by an Indemnitee  only if such action or proceeding was authorized by the Board of Directors.

                  Section 2.        Advances.   Expenses  incurred by any  Indemnitee  in  defending an action or proceeding  shall be paid by the  Corporation  in advance of the final  disposition of such action or proceeding upon  receipt  of an  undertaking  by or on behalf  of an  Indemnitee  to repay the  expenses  so  advanced  by the
Corporation to the extent they exceed the  indemnification  to which the Indemnitee is entitled.  Unless  otherwise required  by law,  such  Indemnitee  shall not be  required as a condition  of  obtaining  advancement  of expenses hereunder  to  show  that  the  Indemnitee  has  met  the  applicable  standard  of  conduct  provided  by law  for indemnification in connection with such action or proceeding.

                  Section 3.        Inurement.   The rights of  indemnification  and  advancement  of  expenses provided  for in this  Article  shall inure to the benefit of the  Indemnitee's  legal  representatives,  heirs and distributees.

                  Section 4.        Insurance.     The  Board  of  Directors  of  the  Corporation  may,  in  its
discretion,  authorize the  Corporation to purchase and maintain  insurance to indemnify  itself for any obligation that it incurs as a result of the  indemnification  of any Indemnitee or to indemnify any Indemnitee to the fullest extent permitted by law.

                  Section 5.        Interpretation.    To the extent  permitted  under  applicable  law, the
rights of  indemnification  and  advancement  of expenses  provided in this  Article  (a) shall be  available  with respect  to events  occurring  prior to the  adoption  of this  Article,  (b)  shall  continue  to exist  after any rescission or restrictive  amendment of this Article with respect to events  occurring  prior to such rescission or amendment,  (c) shall be  interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events  giving rise to the action or  proceeding  or, at the sole  discretion  of the  Indemnitee  (or, if applicable,  at the sole discretion of the heirs,  distributees or legal representatives of such Indemnitee seeking such  rights),  on the basis of  applicable  law in effect at the time such  rights are claimed and (d) shall be in the nature of contract  rights that may be enforced in any court of competent  jurisdiction  as if the  Corporation and the Indemnitee were parties to a separate written agreement.

                  Section 6.        Other Rights.  The rights of  indemnification  and  advancement  of  expenses provided  in this  Article  shall not be deemed  exclusive  of any other  rights to which any  Indemnitee  or other person may now or hereafter be otherwise  entitled,  whether contained in the Certificate of  Incorporation,  these
By-Laws, a resolution of the Board of Directors or an agreement  providing for such  indemnification,  the creation of such other rights being hereby  expressly  authorized.  Without  limiting the generality of the  foregoing,  the rights of  indemnification  and advancement of expenses  provided in this Article shall not be deemed  exclusive of any rights,  pursuant to statute or  otherwise,  of any  Indemnitee  or other person in any action or proceeding to have assessed or allowed in his or her favor,  against the Corporation or otherwise,  his or her costs and expenses incurred therein or in connection therewith or any part thereof.

                  Section 7.        Notice to Shareholders.   If any  action  with  respect to  indemnification  of
Directors and officers is taken by way of payment of  indemnification,  amendment of these  By-Laws,  resolution of
Directors or by agreement,  then the  Corporation  shall,  not later than the next annual meeting of  shareholders, unless such meeting is held within three months from the date of such  action,  and, in any event,  within  fifteen months  from the date of such  action,  mail to its  shareholders  of record at the time  entitled  to vote for the election of Directors a statement specifying the action taken.

                  Section 8.        Severability.  If  this   Article   or  any   part   hereof   shall  be  held
unenforceable  in any  respect by a court of  competent  jurisdiction,  it shall be deemed  modified to the minimum extent necessary to make it enforceable, and the remainder of this Article shall remain fully enforceable.

                                                    ARTICLE VI

                                              Certificates for Shares

                  Section 1.        General Requirements.   Certificates  representing  shares or  fractions of a
share of the  Corporation  shall be bound in a book,  shall be numbered and issued in consecutive  order,  shall be signed by the Chairman of the Board of  Directors,  President or Vice  President  and the  Secretary or  Treasurer,
under the  Corporation's  seal; and in the stub of each certificate  shall be entered the name of the person owning the shares  represented  thereby,  the number of such shares and the date of issue. All  certificates  exchanged or returned to the Corporation shall be marked cancelled,  with the date of cancellation,  by the Secretary, and shall be immediately attached to the stubs in the certificate books from which they were detached when issued.

                  Section 2.        Lost Certificates.     The  Board  of  Directors  may  direct  a  new  share
certificate to be issued in place of any  certificate  previously  issued by the  Corporation  alleged to have been lost,  destroyed or  wrongfully  taken,  upon the making of an  affidavit  of that fact by the person  claiming the certificate  to be lost,  destroyed  or  wrongfully  taken.  As a  condition  of  authorizing  such  issue of a new certificate,  the Board of  Directors  may,  in its  discretion,  require  the  owner of such  lost,  destroyed  or wrongfully taken certificate,  or the owner's legal  representative,  to give the Corporation a bond in such sum as it may  direct as  indemnity  against  any claim  that may be made  against  the  Corporation  with  respect to the certificate alleged to have been lost, destroyed or wrongfully taken.

                                                    ARTICLE VII

                                                    Amendments

                  These  By-Laws  and any  hereafter  adopted  may be added to,  amended,  altered or repealed by a majority  of the votes cast at a duly held  meeting of  shareholders  by the  holders  of shares  entitled  to vote thereto.  Subject to any  restrictions  imposed by  shareholders,  these By-Laws and any  hereafter  adopted may be added to,  amended,  altered  or  repealed  by a vote of the  majority  of the  Directors  present at any duly held meeting.